UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 24, 2008 (April 24, 2008)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13105 (Commission File Number)	43-0921172 (I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On April 24, 2008, Steven F. Leer, Chairman and Chief Executive Officer of Arch Coal, Inc. (the “Company”), will deliver a presentation at the Company’s 2008 annual stockholders’ meeting. The slides from the presentation are attached as Exhibit 99.1 hereto and are hereby incorporated by reference.
     A copy of the slides will be available at http://investor.archcoal.com/events.cfm for 30 days.

Item 8.01	Other Events.
     On April 24, 2008, the board of directors of Arch Coal, Inc. authorized an increase in the quarterly common stock cash dividend of 29% from $0.07 per share to $0.09 per share. A quarterly cash dividend of $0.09 per share of common stock will be paid on June 13, 2008 to stockholders of record on May 30, 2008. A copy of the press release is attached as Exhibit 99.2 hereto and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
     The following exhibits are attached hereto and filed herewith.

Exhibit
No.	Description

99.1	Slides from the presentation at the 2008 annual stockholders’ meeting.

99.2	Press release dated April 24, 2008 announcing increase in quarterly dividend.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2008	Arch Coal, Inc.
	By:	/s/ Robert G. Jones
Robert G. Jones
Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description

99.1	Slides from the presentation at the 2008 annual stockholders’ meeting.

99.2	Press release dated April 24, 2008 announcing increase in quarterly dividend.

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